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                                                                   EXHIBIT 10.13

                                LIMITED GUARANTY

     In order to induce (i) SALOMON BROTHERS REALTY CORP. ("SBRC") to purchase Mortgage Loans from NC CAPITAL CORPORATION (the "Seller"), a wholly-owned subsidiary of NEW CENTURY MORTGAGE CORPORATION (the "Guarantor"), pursuant to the Purchase and Sale Agreement dated as of January 1, 2002 (the "Purchase and Sale Agreement") and related letter agreement, dated as of January 1, 2002 (the "Letter Agreement") and (ii) SALOMON SMITH BARNEY INC. ("SSB") to enter into a Global Master Repurchase Agreement with Seller with respect to certain residual securities issued in connection with the securitization of certain mortgage loans (the "Global PSA," and, collectively with the Purchase and Sale Agreement and the Letter Agreement, the "Agreements"), the Guarantor hereby absolutely, unconditionally and irrevocably guarantees the due and punctual payment of the Seller's obligations under the Agreements when and as due, whether at stated payment dates, at maturity, by acceleration or otherwise, and all other monetary obligations of the Seller to SBRC, SSB or their affiliates pursuant to the Agreements, including without limitation costs (the "Obligations"). The Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, in accordance with the provisions of the Agreements without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations by SBRC or SSB. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreements.

     In furtherance of the foregoing and not in limitation of any other right which SBRC or SSB may have at law or in equity against the Guarantor by virtue hereof, upon the occurrence of an event requiring the payment by the Seller of any Obligations, the Guarantor hereby promises to and will, upon receipt of written demand by SBRC or SSB, as the case may be, forthwith pay, or cause to be paid, to SBRC or SSB in cash the amount of such unpaid Obligations, and thereupon SBRC or SSB, as the case may be, shall, in a reasonable manner, assign the collateral in respect of the Obligations owed to it and paid by the Guarantor pursuant to this Limited Guaranty to the Guarantor, or make such disposition thereof as the Guarantor shall direct (all without recourse to and without representation or warranty by SBRC or SSB).

     Upon payment by the Guarantor of any sums to SBRC or SSB as provided above, all rights of the Guarantor against the Seller arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations to SBRC or SSB, as the case may be.

     The Guarantor waives presentment to, demand of payment from and protest to the Seller of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of SBRC or SSB to assert any claim or demand or to enforce any right or remedy against the Seller under the provisions of the Agreements or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of the Agreements or any other agreement or (c) the release of any security held by SBRC or SSB for the Obligations or any of them.

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     The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by SBRC or SSB to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of SBRC or SSB in favor of the Seller or any person.

     The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of SBRC or SSB to assert any claim or demand or to enforce any remedy under the Agreements or any other agreement, by any waiver or modification on any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity; provided that the Agreements shall not be amended without the prior consent of the Guarantor.

     The Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by SBRC or SSB upon the bankruptcy or reorganization of the Seller or otherwise, all as though such payment had not been made.

     The Guarantor hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal and New York State courts located in the City of New York for any action, suit or proceeding instituted by SBRC or SSB to enforce this Limited Guaranty. The Guarantor further agrees that service of any process, summons, notice or documents by U.S. registered or certified mail to the Guarantor's address set forth below shall be effective service of process for any such proceeding. The Guarantor hereby irrevocably and unconditionally waives any objection the Guarantor may have at any time to the venue or forum of any such proceeding brought in such a court.

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     IN WITNESS WHEREOF, the undersigned has executed this Limited Guaranty on the day and year set forth below.

Dated: January 1, 2002

                                        NEW CENTURY MORTGAGE CORPORATION


                                        By:          /s/  Kevin Cloyd
                                           -------------------------------------
                                           Name:  Kevin Cloyd
                                           Title: Senior Vice President